Exhibit 10.4

EXECUTION VERSION

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of August 21, 2023 (this “Support Agreement”), is entered into by and among Finnovate Sponsor L.P., a Delaware limited partnership (“Sponsor”), Scage International Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), Scage Future, an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), and Finnovate Acquisition Corp., an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters: (i) on the Closing Date, First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Company being converted into the right to receive Pubco securities; (ii) on the Closing Date and immediately following the First Merger, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into the Purchaser (the “Second Merger”, and together with the First Merger, the “Mergers”), with the Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Purchaser being converted into the right to receive securities of Pubco; and, in connection therewith, (iii) each outstanding warrant of the Purchaser shall be assumed by Pubco and become a warrant to purchase the same number of ordinary shares of Pubco at the same exercise price during the same exercise period and otherwise on the same terms as the warrants of the Purchaser being assumed all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, Sponsor is the sponsor of Purchaser and, as of the date hereof, Sponsor is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 4,237,499 Purchaser Class A Ordinary Shares and 1 Purchaser Class B Ordinary Share (all such shares and any successor or additional shares of Purchaser of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Support Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of Purchaser has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair, advisable and in the best commercial interests of Purchaser and its shareholders (the “Purchaser Shareholders”) and (c) recommended the approval and the adoption by each of the Purchaser Shareholders of the Business Combination Agreement, the Ancillary Documents, the Mergers and the other Transactions; and

WHEREAS, in order to induce the Company, Purchaser, Pubco, the First Merger Sub and the Second Merger Sub to enter into the Business Combination Agreement, Sponsor is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Sponsor, solely in its capacity as a shareholder of Purchaser, agrees that, during the term of this Support Agreement, at the Special Shareholder Meeting, at any other meeting of the Purchaser Shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Purchaser Shareholders related to the Transactions (the Special Shareholder Meeting and all other meetings or consents related to the Business Combination Agreement, collectively referred to herein as the “Meeting”), Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of the Business Combination Agreement, the Ancillary Documents and the Transactions and each of the other Purchaser Shareholder Approval Matters; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Purchaser under the Business Combination Agreement, or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Support Agreement.

2. Restrictions on Transfer.

(a) Sponsor agrees that, during the term of this Support Agreement, it shall not (i) Transfer (as defined below) any of the Sponsor Shares and (b) deposit any Sponsor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement. Purchaser shall not, and shall not permit Purchaser’s transfer agent to, register any Transfer of the Sponsor Shares on Purchaser’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2. For purposes of this Agreement, “Transfer” shall mean the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clauses (A) or (B), excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

(b) Notwithstanding the provisions set forth in paragraphs 2(a), Transfers of the Sponsor Shares are permitted (a) to the Purchaser’s officers or directors, any affiliates or family members of any of the Purchaser’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Transactions at prices no greater than the price at which the securities were originally purchased; (f) in the event of Purchaser’s liquidation prior to the completion of the Transactions; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited partnership agreement, as amended from time to time, upon dissolution of the Sponsor; or (h) in the event of the Purchaser’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the Purchaser’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of the Transactions; provided, however, that, except in the case of clauses (f) or (h) or with Purchaser’s prior consent, these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Purchaser agreeing to be bound by the transfer restrictions in this Agreement.

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3. No Redemption; Conversion of Rights. Sponsor hereby agrees that, during the term of this Agreement, it shall not redeem, or submit a request to Purchaser’s transfer agent or otherwise exercise any right to redeem, any Sponsor Shares.

4. No Challenge. Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Purchaser, the Company Parties or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

5. Waiver. The Sponsor hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the transactions contemplated thereby, including the Mergers, that Sponsor may have under applicable law.

6. New Securities. During the term of this Support Agreement, in the event that, (a) any Purchaser Ordinary Shares or other equity securities of Purchaser are issued to Sponsor after the date of this Support Agreement pursuant to any share sub-divisions, share dividends, consolidations, capitalizations, re-designations and the like of Purchaser securities owned by Sponsor, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Purchaser Ordinary Shares or other equity securities of Purchaser after the date of this Support Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Purchaser Ordinary Shares or other equity securities of Purchaser after the date of this Support Agreement (such Purchaser Ordinary Shares or other equity securities of Purchaser, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

7. Consent to Disclosure. Sponsor hereby consents to the publication and disclosure in the Form F-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser, Pubco or any Company to any Governmental Authority or to securityholders of Purchaser, Pubco or the Company) of Sponsor’s identity and beneficial ownership of Sponsor Shares and the nature of Sponsor’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Purchaser, Pubco or the Company, a copy of this Support Agreement. Sponsor will promptly provide any information reasonably requested by Purchaser, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Purchaser.

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8. Sponsor Representations. Sponsor represents and warrants to Purchaser, Pubco and the Company, as of the date hereof, that:

(a) Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

(c) Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Sponsor;

(d) this Support Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Support Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Support Agreement;

(f) there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of Sponsor’s obligations under this Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of Sponsor;

(h) Sponsor has had the opportunity to read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with Sponsor’s tax and legal advisors;

(i) Sponsor has not entered into, and shall not enter into, any agreement that would prevent Sponsor from performing any of Sponsor’s obligations hereunder;

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(j) Sponsor has good title to the Sponsor Shares, free and clear of any Liens other than Permitted Liens and Liens under Purchaser’s Organizational Documents, and Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

(k) the Sponsor Shares are the only shares of Purchaser’s outstanding capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with Sponsor’s obligations pursuant to this Support Agreement.

9. Specific Performance. The Sponsor hereby agrees and acknowledges that (a) Purchaser, Pubco and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Purchaser, Pubco and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Support Agreement and all obligations of Sponsor are personal to Sponsor and may not be assigned, transferred or delegated by Sponsor at any time without the prior written consent of Purchaser, Pubco and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; provided, however, that the Sponsor may transfer any of its Sponsor Shares to any Permitted Transferee in accordance with this Agreement. Nothing contained in this Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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14. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.5 and 12.6 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Business Combination Agreement to the applicable party, with respect to the Company, Pubco and Purchaser, at the respective addresses set forth in Section 12.1 of the Business Combination Agreement, and, with respect to the Sponsor, at the address set forth underneath Sponsor’s name on the signature page hereto.

16. Termination. This Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Purchaser, Pubco the Company or Sponsor shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of Purchaser, Pubco, the Company and the Sponsor, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the valid termination of the Business Combination Agreement in accordance with its terms. No such termination shall relieve the Sponsor, Pubco, Purchaser or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Section 15 and this Section 16 shall survive the termination of this Support Agreement.

17. Adjustment for Stock Split. If, and as often as, there are any changes in the Sponsor Shares by way of share sub-divisions, share dividends, consolidations, capitalizations, re-designations and the like, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, Purchaser, the Company, and the Sponsor Shares as so changed.

18. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

19. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

20. Interpretation. The titles and subtitles used in this Support Agreement are for convenience only and are not to be considered in construing or interpreting this Support Agreement. In this Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Support Agreement as a whole and not to any particular section or other subdivision of this Support Agreement. The parties have participated jointly in the negotiation and drafting of this Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Support Agreement.

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21. No Partnership, Agency or Joint Venture. This Support Agreement is intended to create a contractual relationship among Sponsor, Pubco, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Purchaser Shareholders entering into support agreements with the Company, Pubco or Purchaser. Sponsor has acted independently regarding its decision to enter into this Support Agreement. Nothing contained in this Support Agreement shall be deemed to vest in the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares.

22. Capacity as Stockholder. Sponsor signs this Support Agreement solely in Sponsor’s capacity as a stockholder of Purchaser, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of Purchaser or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Sponsor or any representative of Sponsor, as applicable, serving as a director of Purchaser or any Subsidiary of Purchaser, acting in such Person’s capacity as a director of Purchaser or any Subsidiary of Purchaser.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

The Company:

SCAGE INTERNATIONAL LIMITED

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

Pubco:

SCAGE FUTURE

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

Purchaser:

FINNOVATE ACQUISITION CORP.

By:	/s/ Calvin Kung
Name:	Calvin Kung
Title:	Chief Executive Officer

{Signature Page to Support Agreement}

Sponsor:

FINNOVATE SPONSOR LP
Through its General Partner, Sunorange Limited

By:	/s/ Wang (Tommy) Chiu Wong
Name:	Wang (Tommy) Chiu Wong
Title:	Director